UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2014

XIANGTIAN (USA) AIR POWER CO., LTD.
(Name of Small Business Issuer in its Charter)

Delaware	87-0640467
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Unit 602 Causeway Bay Comm Bldg 1

Sugar Street, Causeway Bay

Hong Kong, People’s Republic of China

(Address of principal executive offices)

86 10 859 10 261

(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

On July 29, 2014, Mr. Zhou Deng Rong submitted a letter to the Board of Directors (the “Board”) of the Company resigning from the positions of Chief Executive Officer and Director, effective on such date. Mr. Zhou also resigned as General Manager and Director of Sanhe City Lucksky Electrical Engineering Co., Ltd. (“Sanhe”), a company commercially controlled by the Company through a series of variable interest agreements.

Mr. Zhou resigned due to uncertainty about a Chinese government investigation into an offering of securities to Chinese investors by an entity not affiliated with the Company, but which securities were later exchanged for common stock of the Company in September 2013. On July 20, 2014, Mr. Zhou received a verbal summons from the Public Security Bureau for investigation assistance purposes and Mr. Zhou has been responding to questions by the authorities. To date, the Company has received no notice of any government investigation or proceeding with respect to this offering or any other matter and is not aware of any warrant or charges against Mr. Zhou. In addition, no claims have been filed against the Company or any of its affiliates by any shareholder.

Appointment of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Acting Chief Financial Officer

Effective as of July 29, 2014, the Board appointed Mr. Zhiqi Zhang as the Company’s Chief Executive Officer, Roy Thomas Phillips as the Company’s Chief Operating Officer and Acting Chief Financial Officer and Zhou Jian, who has served as a Director since June 2012, as the Chairman of the Board of Directors. The Board has not determined the compensatory arrangement of Messrs. Zhang, Phillips or Zhou for their services. There is no material plan, contract or arrangement that has been entered into in connection with their appointments.

Zhiqi Zhang - Chief Executive Officer

Mr. Zhang, age 50, has been an attorney with Heibei Jianan Law Firm that has served as our outside general counsel since May 2013 and the outside general counsel of Sanhe City Lucksky Electrical Engineering Co., Ltd. since January 2014. Mr. Zhang has approximately 22 years’ experience as an attorney in China. Mr. Zhang has been an attorney at Heibei Jianan Law Firm since 2008. Between 2000 and 2008, Mr. Zhang was an attorney at Hebei Landao Law Firm. From 1992 to 2000, Mr. Zhang was an attorney at Heibei Chengde Second Law Firm.

Since the beginning of the Company’s last fiscal year, there have been no related party transactions between Mr. Zhang and the Company within the meaning of Item 404(a). There are no family relationships between Mr. Zhang and other officers and directors.

Roy Thomas Phillips - Chief Operating Officer, Acting Chief Financial Officer

Mr. Phillips, age 45, has served as a consultant to an affiliate of LuckSky Holding (Group) Co. Ltd (“LuckSky Group”), an affiliate of the Company. since May 2013. From October 2009 to the present, Mr. Phillips directed the business development of clients who’s operations were typically based in China and worked as a consultant to the U.S. Federal government in international development programs in S.E. Asia and Africa, Between October 2006 and October 2009, Mr. Phillips served as the Operations Compliance Director at Jilin Eagle College, a regional college based in China, where he directed its business development and recruitment of teachers From June 2004 to October 2006, Mr. Phillips served as the Senior Vice President of Compliance of a full service broker dealer where he was responsible for the nationwide compliance program. From February 2002 to June 2004, Mr. Phillips served as the Vice President at Union Bank of California, a bank trust company, where he was in charge of four main departments that were responsible for the daily trading of over $4 billion in assets,

There have been no related party transactions between Mr. Phillips and the Company within the meaning of Rule 404(a) since the beginning of the Company’s last fiscal year. Beize Finance Consultant International LLC (USA), a company for which Mr. Phillips is a subcontractor, and Beijing Luck Sky Oriental Power Engineering LLC, a company affiliated with LuckSky Group, executed a consulting agreement in May 2013 that provides for payments at the rate of $500 per hour for services rendered for a term of 18 months. There are no family relationships between Mr. Phillips and other officers and directors.

Zhou Jian – Chairman of the Board

Mr. Zhou, age 35, has served as a member of our Board of Directors since June 2, 2012, as our General Manager since May 15, 2012 and as the Executive Director of Sanhe since April 12, 2014.  From January 2005 to the present, Mr. Zhou has been the Chief Financial Officer of Hong Kong Xiangtian International Investment Group Co., Ltd.  In addition, he has been the Chairman of the Board of Directors of Xiangtian Kelitai Air Power Machinery since December 2011 and the Chairman of the Board of Directors of Beijing Xiangtian Hua-Chuang Air Power Science and Technology Institute Co., Ltd., each of which is involved in air power research and development.

Zhou Jian is the son of Mr. Zhou Deng Rong, the Company’s former Chief Executive Officer and the Chairman of the Board. Since the beginning of the Company’s last fiscal year, Zhou Jian has engaged in the following transactions with the Company:

On May 30, 2014, the Company entered into the Stock Purchase Agreement with Zhou Jian, the sole shareholder of Luck Sky (Hong Kong) Aerodynamic Electricity Limited (“Luck Sky HK”). The Company purchased 100% of the issued and outstanding shares of common stock of Luck Sky HK, and the Company paid Zhou Jian a purchase price in the amount of HKD $10,000.00 (approximately USD$1,289.98) in cash.

On July 25, 2014, Luck Sky (Shen Zhen) Aerodynamic Electricity Limited (our indirect wholly-owned subsidiary) obtained an exclusive, worldwide, royalty free license from Zhou Deng Rong and Zhou Jian and a second exclusive, worldwide royalty free license from LuckSky Group to an aggregate of 48 Chinese patents and related know how and trade secrets, including the technology underlying 13 patent applications (the “Technology”). The Technology represents all of the patents, patent applications and related know how and trade secrets owned by the licensors with respect to PV installations and the air energy storage power generation technology as applied to commercial and residential buildings, but not wind towers. On July 25, 2014, Luck Sky Shen Zhen granted Sanhe an exclusive sublicense with respect to the use of the Technology for commercial and residential buildings, but not for other uses, including wind towers, vehicles and trains, which sublicense also provides for a royalty payment to Luck Sky Shen Zhen equal of five percent of Sanhe’s revenues.

We lease our principal office, factory and dormitory from LuckSky Group in Sanhe City, Hebei Province. LuckSky Group is owned by Zhou Deng Rong and Zhou Jian. The space in the office, factory and dormitory being leased are 1296, 5160 and 1200 square meters, respectively. The office and factory space are leased for a rent of RMB 697,248 per year and the dormitory is leased for a rent of RMB 129,600 per year. The leases expire in April 30, 2024 and are subject to renewal with a prior two-month written notice.

On July 25, 2014, we entered into the Stock Purchase Agreement with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe. We issued to Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of our common stock, representing 51.4% of our issued and outstanding shares of common stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XIANGTIAN (USA) AIR POWER CO., LTD.

By:	/s/ Zhiqi Zhang
Name: Zhiqi Zhang
Title: Chief Executive Officer

Date: August 1, 2014